SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2009

Beyond Commerce, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

9029 South Pecos, Suite 2800 Henderson, Nevada (Address of Principal Executive Offices)	89074 (Zip Code)

(702) 463-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales Of Securities.

As described in Item 5.02 below, the Board of Directors (“Board”) of Beyond Commerce, Inc., a Nevada corporation (the “Company”), appointed Mr. Ronald L. Loveless as a director of the Company, effective as of April 6, 2009.  In consideration of the services to be rendered by Mr. Loveless to the Company as a director, the Board approved the grant of a non-qualified stock option to acquire up to 100,000 shares of the Company’s common stock (the “Option”).  The Option has a five-year term, and an exercise price of $0.70 per share of common stock.  The Option was not registered under the Securities Act of 1933, as amended (the “Act”) and was issued to Mr. Loveless in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the bylaws of the Company, the Board appointed Mr. Ronald L. Loveless as a director of the Company, effective as of April 6, 2009.  Mr. Loveless was also appointed to serve on the Board’s Compensation Committee.

Item 8.01	Other Events.

On April 6, 2009, the Company filed a press release (the “Press Release”) announcing the appointment of Mr. Loveless to the Board.  A copy of the Press Release is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 6, 2009 relating to the appointment of Ronald L. Loveless to the Company’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND COMMERCE, INC.

Date: April 8, 2009	By:	/s/ MARK NOFFKE
Mark Noffke, Chief Financial Officer